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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the plan administrator has duly accused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INDEPENDENCE SAVINGS PLAN

Date:  27 June, 1995               By: /s/ S. W. Holt
     ---------                        --------------------------------
                                       S. W. Holt
                                         for the CoreStates
                                         Benefit Plans Committee,
                                         Successor as of 6/27/94 to
                                         Independence Bancorp, Inc.
                                         as Plan Administrator